Exhibit 99.1

         Allied Capital Declares Dividend of $0.57 Per Share;
                Earnings to Be Released July 28, 2004;
                      Conference Call Scheduled

    WASHINGTON--(BUSINESS WIRE)--July 22, 2004--Allied Capital Corporation (NYSE:ALD) today announced that it has declared a third quarter dividend of $0.57 per share. This dividend represents the 164th consecutive quarterly dividend for Allied Capital shareholders since 1963. Allied Capital distributed a total of $2.28 per share to shareholders for 2003.


The dividend is payable as follows:

                   Record date:  September 10, 2004
                   Payable date: September 30, 2004


    Earnings to be Released July 28, 2004; Investor Web Cast and
Conference Call Scheduled

    Allied Capital will release second quarter 2004 results on Wednesday, July 28, 2004, before the market opens. The company will host a webcast/conference call at 10:15 a.m. (Eastern Time) that morning to discuss the results for the quarter. All interested parties are welcome to attend the live webcast, which will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (706) 645-0106. All callers should reference the passcode "Allied Capital."
    An archived replay of the event will be available through August 11, 2004, by calling (800) 642-1687 (international callers please dial
(706) 645-9291). Please reference passcode "8106316." An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.

    About Allied Capital

    Allied Capital is the nation's largest business development company and provides long-term debt and equity investment capital to companies in a variety of industries. The company also participates in the real estate capital markets as an investor in non-investment grade commercial mortgage-backed securities and collateralized debt obligation bonds and preferred shares. The company is headquartered in Washington, DC. For more information, please visit the web site at www.alliedcapital.com., call Allied Capital Investor Relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com. For all media inquiries, please contact Allied Capital's Marketing Department at (202) 331-1112.

    Forward-Looking Statements

    The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital's filings with the Securities and Exchange Commission.

    CONTACT: Allied Capital, Washington
             Dale Lynch, 202-973-6344